Exhibit 99.1

FAIRFIELDS GOLD, S.A. DE C.V.
(An exploration stage Company)

Financial Statements

For the period from July 9, 2009 (Incorporation) to December 31, 2009 with independent auditors’ report

FAIRFIELDS GOLD, S.A. DE C.V.
(An exploration stage Company)

Financial Statements

For the period from July 9, 2009 (Incorporation) to
December 31, 2009 with independent auditors’ report

Contents:

Independent Auditors’ Report and Financial Statements

Financial statements

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of
Fairfield Gold, S.A. de C.V.:

We have audited the accompanying balance sheet of Fairfield Gold, S.A. de C.V. (an exploration stage Company) as December 31 2009 and the related statements of operation, changes in equity and cash flows for the period from July 9, 2009 (incorporation) to December 31, 2009. These financial statements are responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conduct our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  Fairfield Gold, S.A. de C.V. (an exploration stage Company) as of December 31, 2009 and the related statements of operation, changes in equity and cash flows for the period from July 9, 2009 (incorporation) to December 31, 2009.

We were not engaged to examine management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009.

By: Jose Luis Valera

/s/Baker Tilly Mexico

Baker Tilly Mexico, S.C.
An Independent Member of Baker Tilly International
Certified Public Accounts
March 12, 2011.

FAIRFIELDS GOLD, S.A. DE C.V.
(An exploration stage Company)

Balance Sheets
 As of December 31, 2009
(Expressed in U.S.A. dollars)

	Notes	2009
Assets
Current assets:
Cash		$104
Accounts receivable	Note 5	538
Total current assets		$642

Liabilities and Stockholders’ Equity

Current liabilities:
Eduardo Zayas – Stockholder		$899
Other		66

Total liabilities		965

Stockholders’ deficiency
Capital stock	Note 6	3,741
Accumulated deficit		(4,064)
Total stockholders’		(323)
Total		$642

The accompanying notes are an integral part of these financial statements.

FAIRFIELDS GOLD, S.A. DE C.V.
(An exploration stage Company)

Statement of Operations
For the period from July 9, 2009 (incorporation) to
December 31, 2009
(Expressed in U.S.A. dollars)

2009

General expenses	$3,883

Loss from operations	3,883

Expense	176
Currency adjustment translation	5

Net loss	$(4,064)

The accompanying notes are an integral part of these financial statements.

FAIRFIELDS GOLD, S.A. DE C.V.
 (An exploration stage Company)

Statement of Stockholders’ Deficiency

For the period from July 9, 2009 (incorporation) to
December 31, 2009
(Expressed in U.S.A. dollars)

	Capital stock	Accumulated deficit	Total Stockholders’ deficiency

Initial contribution on July 9, 2009	$3,741	$-	$3,741

Comprehensive loss	-	(4,064)	(4,064)

Balance at December 31, 2009	$3,741	$(4,064)	$(323)

The accompanying notes are an integral part of these financial statements.

FAIRFIELDS GOLD, S.A. DE C.V.
(An exploration stage Company)

Statement of Cash Flow

For the period from July 9, 2009 (incorporation) to
December 31, 2009
 (Expressed in U.S.A. dollars)

2009
Operating activities:
Net loss	$(4,064)

Changes in operating assets and liabilities:
Accounts receivable	(538)
Related parties	899
Other	66
Excess in cash to be apply to operating activities	427

Financing activities:
Increase in capital stock	3,741

Net increase in cash and cash equivalents	104

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$104

The accompanying notes are an integral part of these financial statements.

FAIRFIELDS GOLD, S.A. DE C.V.
(An exploration stage Company)

Notes to Financial Statements

For the period from July 9, 2009 (incorporation) to
December 31, 2009

(Expressed in U.S.A. dollars)

1. Description of Business and Management Plans

Fairfields Gold (“the Company”) was incorporated under the Mexican Laws on July 9, 2009, with duration of 99 years, and is headquartered in Mexico City. The Company is engaged in performing all types of activities related with the mining-metallurgical industry, exploration and exploitation of mines, acquisition of mining concessions and rights for the exploration and exploitation of mines and to sale.

The Company expects to engage in the business of mining. On May 19, 2010 the Company signed an exploration, exploitation and purchase option agreement with Ramón Farías García, a Mexico City geologist and licensor of the Huicicila Mining Project (“Huicicila”). Huicicila is located 70 kilometers northeast of Puerto Vallarta and 35 kilometers southwest of Tepic in the State of Nayarit, Mexico.

The Huicicila property consists of five claims located in the Municipio of Compostela state of Nayarit totaling 1,012. 73 hectares, explained as follows:

Name	Title number	Surface
Cila	T-213226	470.1908 hs
Cila 1	T-225662	348.8092 hs
Cila 2	E59/6831	144.4103 hs
Cila 3	T-228761	55.9829 hs
Cila 5	T-225663	30.3887 hs

Mining Cession agreement between the Company and Ramón Farías is explained in Note 8.

2. Basis of presentation

a)
The financial statements at December 31, 2009 were prepared assuming that the Company would continue as a going concern due to its inception, the Company is an exploration stage enterprise. Management believes to begin its exploitation stage in June, 2011 and thus, the accompanying financial statements for the period then ended do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

b)
The Company maintains its books and records in Mexican pesos and prepares financial statements in accordance with Mexican Financial reporting Standards (“Mexican FRS”) issued by the Mexican Board for Research and Development of Financial Reporting Standards (the “CINIF”),.  The accompanying financial statements,, have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been translated into U.S. dollars as discussed below.

On March 14, 2011 the issuance of the financial statements was authorized by Eduardo Zayas Dueñas, President of the Company. These financial statements are subject to the approval of the Board of Directors and the general ordinary stockholders’ meeting, who may modify the financial statements, based on provisions set forth by the General Corporate Law.

3. Foreign currency financial statements

The Company’s functional currency is USA Dollar. Accordingly, the financial statements for the period ended December 2009, have been translated from Mexican pesos into U.S. dollars in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been translated into U.S. dollars as discussed below, using current exchange rates for asset and liability accounts, historical rates for paid-in capital, and the weighted average exchange rate of the reporting period for revenues and expenses. The result of translation is recorded as a component of other comprehensive income.

The financial statements should not be construed as representations that Mexican pesos have been, could have been or may in the future be converted into U.S. dollars at such rates or any other rates.

Relevant exchange rates used in the preparation of the financial statements were as follows (Mexican pesos per one U.S. dollar):

2009

Current exchange rate at December 31, 2009	13.04
Weighted average exchange rate for the period	12.35

4. Summary of significant accounting policies

a.	Exploration Stage Company – The Company complies with US GAAP guidelines to identify the Company as an exploration stage enterprise due to the Company has no revenues from operations.

b.
Subsequent events – The Company has evaluated events, if any, which occurred subsequent to June 30, 2010 through March 12, 2011, which is the date these financial statements were issued, to ensure that such events have been properly reflected in these statements. See Note 8 for disclosure of subsequent events.

c.
Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant areas involving the use of estimates include evaluating recoverability of mining concessions.

d.
Revenue Recognition – The Company recognizes revenue when there is a mutually executed contract, the contract price is fixed and determinable, delivery of the product has occurred, and collectability of the contract price is considered probable.

e.
Environmental Contingency – To the knowledge of the Company as well as the authors, Huicicila Project is not subject to any environmental liabilities and to date no baseline environmental studies have been initiated by Servicio Geológico Mexicano.

f.
Mineral Properties and Reserves – Mineral property acquisition costs are capitalized in accordance with US GAAP when management has determined that probable future benefits consisting of a contribution to future cash inflows, have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures.

Mineral property acquisition costs are expensed as incurred if the criteria for capitalization is not met. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized.

Mineral properties may be classified into 2 categories as follows:

a)
Exploration Expenses – Expenditures including related overheads on the acquisition, exploration and evaluation of interests in rights cession not yet transferred to a cost pool is capitalized under intangible fixed assets.  Cost pools are established on the basis of geographic area.  When it is determined that such costs will be recouped through successful development and exploitation or alternatively by sale of the interest, expenditure will be transferred to tangible fixed assets and depreciated over the expected productive life of the asset.  Whenever a project is considered no longer feasible the associated exploration expenditure is written off to the profit and loss account.

b)
Reserves – Reserves represent the property interests that are believed to potentially contain economic mineralized material, which are able to qualify as proven and probable reserves, in accordance to the technical evaluation as result of sampling and geologic observations made by independent authors (Certified Geologist).

Reserves will be accounted by the Company when operating levels intended by management have been reached.

g.
Long-Lived Assets – Accounting for the Impairment or Disposal of Long-Lived Assets, long lived assets, such as property, plant, and equipment, and mineral properties assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value.

Mineral properties and reserves will be tested for possible impairment once the Company capitalized them and its fair value will be estimated as well.

h.
Income Taxes – Income taxes are accounted for in accordance with the provisions of FASB ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

i.
Recently Issued Accounting Standards – Effective July 1, 2009, the FASB Accounting Standards Codification (“ASC”) became the single official source of authoritative, nongovernmental US GAAP. The historical US GAAP hierarchy was eliminated and the ASC became the only level of authoritative US GAAP, other than guidance issued by the SEC. The Company’s accounting policies were not affected by the conversion to ASC.

In May 2009, the FASB issued a pronouncement on what is now codified as ASC 855, Subsequent Events. This pronouncement issued authoritative guidance in accounting for subsequent events which establishes general standards of accounting for and disclosures of events that occur after balance sheet date but before financial statements are issued or are available to be issued. This accounting guidance was effective for interim or fiscal

5. Accounts receivable

Accounts receivable are integrated as follows:

December 31,
2009

Debtors	$8
Value Added Tax	530
Total	$538

6. Stockholders’ Equity

The Company’s capital stock is fixed, with an authorized nominal fixed minimum of USD$3,741 nominative ordinary shares totally subscribed and paid integrated as follows:

Shareholder	Fixed Shares

Santiago León Aveleyra	1,870
Eduardo Zayas Dueñas	1,796
Carmen Leticia Calderón León	75
Total	3,741

7. Income taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Deferred income tax as of December 31, 2009, was calculated as follows:

Temporary Differences	2009

Total temporary differences by tax losses carry forward	$3,878

Rate	30%

Deferred income tax for the period	1,164

Less allowance	(1,164)
Deferred income tax for the period	$-

Based on the Company’s assessment it has determined the deferred tax assets are not currently realizable. However, the Company’s assessment may change as it moves into the production phase of its mining properties.

In accordance with Mexican tax law, the Company is subject to ISR and IETU. ISR is computed taking into consideration the taxable and deductible effects of inflation, such as depreciation calculated on restated asset values. Taxable income is increased or reduced by the effects of inflation on certain monetary assets and liabilities through the inflationary component, which is similar to the gain or loss from monetary position. In 2010 and 2009 the tax rate was 30% Due to changes in the tax legislation on October 1st, 2007, amendments to several tax laws were published in the Official Gazette of the Federation. The Business Asset Tax was repealed, and Flat-Rate Business Tax (“IETU” by its Spanish acronym) was created.

Income tax is calculated on taxable profit, which Income tax is calculated on taxable profit, which differs from financial profit due to inflation effects, deprecation of assets, and temporary differences in revenue and expense recognition.

For the fiscal year ended December 31, 2009, the Company incurred in a tax loss by USDS$ 3,878 respectively.

Flat-rate tax is calculated by applying 17% in 2009. Taxable income for IETU includes payments in cash or in kind, including any payment made in the form of services. In addition to the price of the goods or services, taxable income will include all taxes (except those which are transferred, such as VAT), as well as governmental fees and interest, including interest on late payment.

For the year ended December 31, 2009, there was no basis for the flat-rate business tax, due to the Company has not generated income.

8. Subsequent events

a.  Mining rights cession with Ramón Farias

On May 19, 2010, the Company signed an exploration, exploitation and purchase option agreement with Ramón Farías García, a Mexico City geologist and licensor of the Huicicila Mining Project (“Huicicila”), on which are explained the following terms:

Ramon Farías (Licensor), grants to the Company the exploitation licensee of the mining lots denominated “CILA”, “CILA 1”, “CILA 2”, “CILA 3” “and CILA 5”, with the following mining cession 213226, 225662, 226845, 228761and 225663 respectively, located in Compostela, Nayarit Mexico.

The Company shall pay to Ramón Farías according to the next calendar payment as follows:

- US$ 100,000 paid on May 24, 2010.

- US$ 1,200,000 on six semester payments of US$ 200,000 each one, payable on every August and February, from August 17, 2011 to February 17, 2114.

- The Company shall issue a common share determined by 3% of the Company’ Capital Stock at the end of the Agreement.

- A Net Smelter Return Royalty (“NSR”) calculated at a rate of the 2.5% above the concentrate sales and shall be paid every quarter over the life of the mines.

Furthermore, Ramón Farias grants to the Company an irrevocable purchase option and the titles of those mining cessions will be transferred as well. The agreed selling price for the property is US$1,300,000 of the aforementioned 5 mining lots, less the previous payments.

The aforementioned Agreement has a initially maturity of 3 years and 6 months with an unlimited amendment.

b.  As of March 14, 2011, Gold Bag has provided a loan to Fairfields Gold, $ 477,566 U.S. dollars to finance the following:

- Road repairing to the mine and new structures within the Huicicila claims.

- Geology in Huicicila, Focus I and Focus II

- Geophysics in Focus II

- Miravalles tunnel refurbishment.

- Tres Estrellas tunnel refurbishment

- Sampling and assays

- Huicicila claims taxes

- Filing taxes for Focus I and Focus II

- Metallurgical tests on Miravalles dump

- Camp installation

- Office expenses

- Salaries

- Compressor, scoop tram, and drilling machine rents.

- Rent to surface owners of the Miravalles area

- Geological consultants.

- Payment to Rosalío Salazar for three mining claims. Santa Fe, San Nicolas and Campo Estrella.